Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
Tuesday Morning Corporation, et al.,[1]	§	Case No. 20-31476-HDH-11
§
Debtors.	§	Jointly Administered

JOINT PLAN OF REORGANIZATION OF TUESDAY MORNING CORPORATION, ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Ian T. Peck

State Bar No. 24013306

Jarom J. Yates

State Bar No. 24071134

Jordan E. Chavez

State Bar No. 24109883

HAYNES AND BOONE, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Telephone: 214.651.5000

Facsimile: 214.651.5940

Email: ian.peck@haynesboone.com

Email: jarom.yates@haynesboone.com

Email: jordan.chavez@haynesboone.com

ATTORNEYS FOR DEBTORS

Dated: September 23, 2020

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

TABLE OF CONTENTS

Article I. DEFINED TERMS, RULES OF INTERPRETATION, Construction of terms, COMPUTATION OF TIME, AND GOVERNING LAW		1
A.	Defined Terms	1
B.	Rules of Interpretation and Construction of Terms	1
C.	Computation of Time	1
D.	Governing Law	2
E.	Reference to Monetary Figures	2
F.	Reference to the Debtors or the Reorganized Debtors	2

Article II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS		2
A.	Administrative Claims	2
B.	DIP Revolving Facility Claims	3
C.	DIP Real Estate Facility Claims	3
D.	Professional Compensation Claims	3
E.	Priority Unsecured Tax Claims	4

Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		4
A.	Classification in General	4
B.	Grouping of Debtors for Convenience Only	5
C.	Summary of Classification of Claims and Interests	5
D.	Treatment of Claims and Interests	5
E.	Special Provision Governing Unimpaired Claims	9
F.	Elimination of Vacant Classes	9
G.	Voting Classes, Presumed Acceptance by Non-Voting Classes	9
H.	Intercompany Interests	9
I.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	9
J.	Controversy Concerning Impairment	9
K.	Subordinated Claims	10
L.	No Waiver	10

Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN		10
A.	Corporate Existence	10
B.	Reorganized Debtors	10
C.	Restructuring Transactions	11
D.	Authorization of New Common Stock	11
E.	Sources of Plan Distributions	11
F.	Vesting of Assets in the Reorganized Debtors	13
G.	Cancellation of Existing Securities and Agreements	13
H.	Corporate Action	14
I.	New Organizational Documents	14
J.	Directors and Officers of the Reorganized Debtors	15
K.	Effectuating Documents; Further Transactions	15
L.	Section 1146 Exemption	15
M.	Director and Officer Liability Insurance	16
N.	Management Incentive Plan	16
O.	Employee and Retiree Benefits	16
P.	Retained Causes of Action	16

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Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		17
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	17
B.	Indemnification Obligations	18
C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	18
D.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed	18
E.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases	19
F.	Insurance Policies	19
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	19
H.	Reservation of Rights	20
I.	Nonoccurrence of Effective Date	20
J.	Contracts and Leases Entered into After the Petition Date	20

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS		20
A.	Timing and Calculation of Amounts to Be Distributed	20
B.	Disbursing Agent	21
C.	Rights and Powers of Disbursing Agent	21
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	21
E.	Manner of Payment	22
F.	Distributions to Holders of Class 5 General Unsecured Claims	22
G.	Section 1145 Exemption	23
H.	Compliance with Tax Requirements	23
I.	Allocations	23
J.	No Postpetition Interest on Claims	24
K.	Foreign Currency Exchange Rate	24
L.	Setoffs and Recoupment	24
M.	Claims Paid or Payable by Third Parties	24

Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		25
A.	Claims Administration Responsibilities	25
B.	Estimation of Claims and Interests	25
C.	Adjustment to Claims or Interests without Objection	26
D.	Time to File Objections to Claims	26
E.	Disallowance of Claims or Interests	26
F.	Amendments to Claims or Interests	27
G.	No Distributions Pending Allowance	27
H.	Distributions After Allowance	27

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Article VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		27
A.	Discharge of Debtors	27
B.	Release of Liens	28
C.	Releases by the Debtors	28
D.	Releases by Holders of Claims and Interests	29
E.	Exculpation	29
F.	Injunction	30
G.	Protections Against Discriminatory Treatment	30
H.	Reimbursement or Contribution	31

Article IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		31
A.	Conditions Precedent to Confirmation	31
B.	Conditions Precedent to Effectiveness	31
C.	Waiver of Conditions	32
D.	Effect of Failure of Conditions	32

Article X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		32
A.	Modification and Amendments	32
B.	Effect of Confirmation on Modifications	33
C.	Revocation or Withdrawal of Plan	33

Article XI. RETENTION OF JURISDICTION		33

Article XII. MISCELLANEOUS PROVISIONS		35
A.	Immediate Binding Effect	35
B.	Additional Documents	35
C.	Payment of Statutory Fees	35
D.	Statutory Committee and Cessation of Fee and Expense Payment	36
E.	Reservation of Rights	36
F.	Successors and Assigns	36
G.	Notices	36
H.	Term of Injunctions or Stays	37
I.	Entire Agreement	37
J.	Exhibits	38
K.	Nonseverability of Plan Provisions	38
L.	Votes Solicited in Good Faith	38
M.	Closing of Chapter 11 Cases	38
N.	Waiver or Estoppel	39
O.	Controlling Document	39

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INTRODUCTION

The Debtors hereby propose this Chapter 11 Plan under Bankruptcy Code section 1121 for the resolution of outstanding Claims against, and Interests in, the Debtors. Holders of Claims or Interests may refer to the Disclosure Statement, filed contemporaneously with the Plan, for a summary and description of the Plan and certain related matters.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
Construction of terms, COMPUTATION OF TIME, AND GOVERNING LAW

A.            Defined Terms.

All capitalized terms not defined elsewhere in the Plan shall have the meaning assigned to them in the Glossary of Defined Terms attached hereto as Exhibit A. Any capitalized term used in the Plan and not defined herein, but that is defined in the Bankruptcy Code, has the meaning assigned to that term in the Bankruptcy Code. Any capitalized term used in the Plan and not defined herein or in the Bankruptcy Code, but that is defined in the Bankruptcy Rules, has the meaning assigned to that term in the Bankruptcy Rules.

B.            Rules of Interpretation and Construction of Terms.

For purposes of the Plan: (1) any reference in the Plan to an existing document or exhibit Filed or to be Filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified; (2) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits of the Plan; (3) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety and not to any particular portion of the Plan; (4) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (5) wherever appropriate from the context, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; (6) unless otherwise specified, all references herein to exhibits are references to the exhibits in the Plan Supplement; (7) any reference to an Entity as a Holder of a Claim or Interest includes the Entity’s successors and assigns; (8) any reference to docket numbers of documents Filed in the Chapter 11 Cases are references to docket numbers under the Bankruptcy Court’s CM/ECF system; and (9) the rules of construction outlined in Bankruptcy Code § 102 and in the Bankruptcy Rules apply to the Plan.

C.            Computation of Time.

In computing any period, date, or deadline prescribed or allowed in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. If the date on which a transaction may or must occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.            Governing Law.

Subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with, applicable federal law, including the Bankruptcy Code and the Bankruptcy Rules.

E.            Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.            Reference to the Debtors or the Reorganized Debtors.

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

Article II.
ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Compensation Claims, DIP Revolving Facility Claims, DIP Real Estate Facility Claims and Priority Unsecured Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.            Administrative Claims.

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Compensation Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); or (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 10 days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter.

Except for Professional Compensation Claims, DIP Revolving Facility Claims, DIP Real Estate Facility Claims, and unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors no later than the Administrative Claim Bar Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 30 days after the Effective Date and (2) 30 days after the Filing of the applicable request for payment of the Administrative Claims, if applicable. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with an order of, the Bankruptcy Court.

Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims that do not File and serve such a request by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Bankruptcy Court.

B.            DIP Revolving Facility Claims.

The DIP Revolving Facility Claims shall be Allowed in an amount equal to the amount of such DIP Revolving Facility Claims accrued or incurred as of the Effective Date, subject to the provisions of the DIP Financing Order. Except to the extent that a holder of an Allowed DIP Revolving Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Revolving Facility Claim, each such Allowed DIP Revolving Facility Claim shall be Paid in Full in Cash by the Debtors on the Effective Date, without setoff, deduction or counterclaim, in accordance with the terms of the Payoff Letter. Upon the indefeasible Payment in Full of the DIP Revolving Facility Claims, on the Effective Date, all liens and security interests granted to secure such Allowed DIP Revolving Facility Claims shall be terminated and of no further force and effect.

C.            DIP Real Estate Facility Claims.

The DIP Real Estate Facility Claims shall be Allowed in the amount of such DIP Real Estate Facility Claims accrued or incurred as of the Effective Date. Except to the extent that a holder of an Allowed DIP Real Estate Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Real Estate Facility Claim, each holder of an Allowed DIP Real Estate Facility Claim shall be Paid in Full in Cash by the Debtors on the Effective Date without setoff, deduction or counterclaim, in accordance with the terms of the Payoff Letter. Upon the indefeasible Payment in Full of the DIP Real Estate Claims in accordance with the terms of the Plan, on the Effective Date, all liens and security interests granted to secure such Allowed DIP Real Estate Facility Claims shall be terminated and of no further force and effect.

D.            Professional Compensation Claims.

1.            Final Fee Applications and Payment of Professional Compensation Claims.

All requests for payment of Professional Compensation Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than the Professional Compensation Claim Bar Date; provided, however, that Ordinary Course Professionals shall be compensated in accordance with the terms of the Ordinary Course Professionals Order. Objections to Professional Compensation Claims must be Filed and served on the Reorganized Debtors and the Professional to whose application the objections are addressed no later than the Professional Compensation Claim Objection Deadline. The Bankruptcy Court shall determine the Allowed amounts of such Professional Compensation Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. On the Effective Date, the Reorganized Debtors shall establish the Professional Compensation Claim Reserve for payment of Allowed Professional Compensation Claims and shall pay such Professional Compensation Claims in Cash in the amount the Bankruptcy Court allows from such reserve and from the Reorganized Debtors’ Cash.

2.            Post-Effective Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

E.            Priority Unsecured Tax Claims.

Except to the extent that a holder of an Allowed Priority Unsecured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Unsecured Tax Claim, each holder of such Allowed Priority Unsecured Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that the Reorganized Debtors, with the consent of the Required Investor Parties, shall have the right to pay any Allowed Priority Unsecured Tax Claim, or the remaining balance of any such Claim, in full in Cash at any time on or after the Effective Date, without premium or penalty.

Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.            Classification in General.

The Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

B.            Grouping of Debtors for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment of Claims and Interests under the Plan and confirmation of the Plan. Although the Plan applies to all of the Debtors, the Plan constitutes seven (7) distinct Plans, one for each Debtor, and for voting and distribution purposes, each Class of Claims will be deemed to contain sub-classes for each of the Debtors, to the extent applicable. To the extent there are no Allowed Claims or Interests with respect to a particular Debtor, such Class is deemed to be omitted with respect to such Debtor. Except as otherwise provided herein, to the extent a holder has a Claim that may be asserted against more than one Debtor, the vote of such holder in connection with such Claims shall be counted as a vote of such Claim against each Debtor against which such holder has a Claim. The grouping of the Debtors in this manner shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal Entities, or cause the transfer of any Assets, and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities.

C.            Summary of Classification of Claims and Interests.

The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Priority Unsecured Claims	Impaired	Entitled to Vote
Class 2	Other Secured Claims	Impaired	Entitled to Vote
Class 3	Secured Tax Claims	Impaired	Entitled to Vote
Class 4	Existing First Lien Credit Facility Claims	Impaired	Entitled to Vote
Class 5	General Unsecured Claims	Impaired	Entitled to Vote
Class 6	Convenience Claims	Impaired	Entitled to Vote
Class 7	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Deemed to Accept or Reject depending on treatment)
Class 8	Tuesday Morning Interests	Impaired	Entitled to Vote
Class 9	Intercompany Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

D.            Treatment of Claims and Interests.

1.            Class 1 – Other Priority Unsecured Claims

(a)            Classification: Class 1 consists of any Other Priority Unsecured Claims against any Debtor.

(b)            Treatment: At the option of the applicable Debtor, each holder of an Allowed Other Priority Unsecured Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Other Priority Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other Priority Unsecured Claim, the following:

(i)            Payment in full in Cash of its Allowed Class 1 Claim; or

(ii)           Such other treatment as is consistent with the requirements of Bankruptcy Code section 1129(a)(9).

(c)            Voting: Class 1 is Impaired under the Plan. Holders of Allowed Claims in Class 1 are entitled to vote to accept or reject the Plan.

2.            Class 2 - Other Secured Claims

(a)            Classification: Class 2 consists of any Other Secured Claims against any Debtor.

(b)            Treatment: At the option of the applicable Debtor, each holder of an Allowed Other Secured Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other Secured Claim, the following:

(i)            Payment in full in Cash of its Allowed Class 2 Claim;

(ii)           The collateral securing its Allowed Class 2 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 2 Claim shall revest in the applicable Reorganized Debtor pursuant to the Plan; or

(iii)           Reinstatement of its Allowed Class 2 Claim.

(c)            Voting: Class 2 is Impaired under the Plan. Holders of Allowed Claims in Class 2 are entitled to vote to accept or reject the Plan.

3.            Class 3 – Secured Tax Claims

(a)            Classification: Class 3 consists of any Secured Tax Claims against any Debtor.

(b)            Treatment: At the option of the applicable Debtor, each holder of an Allowed Secured Tax Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Secured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Secured Tax Claim, the following:

(i)            Payment in full in Cash of its Allowed Class 3 Claim;

(ii)           The collateral securing its Allowed Class 3 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 3 Claim shall revest in the applicable Reorganized Debtor pursuant to the Plan; or

(iii)          Such other treatment consistent with the requirements of Bankruptcy Code section 1129(a)(9).

(c)            Voting: Class 3 is Impaired under the Plan. Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.            Class 4 – Existing First Lien Credit Facility Claims

(a)            Classification: Class 4 consists of all Existing First Lien Credit Facility Claims.

(b)            Allowance: The Existing First Lien Credit Facility Claims shall be Allowed in an amount equal to the amount of the Existing First Lien Credit Facility Claims accrued or incurred as of the Effective Date, without setoff, deduction or counterclaim, and subject to the provisions of the DIP Financing Order.

(c)            Treatment: Each holder of an Allowed Existing First Lien Credit Facility Claim shall receive, except to the extent that a holder of an Allowed Existing First Lien Credit Facility Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Existing First Lien Credit Facility Claim, Payment in Full, in Cash, of its Allowed Class 4 Claim plus any and all fees, interest (both pre and post-Petition Date), and reimbursement of expenses, and any other amounts owed or arising under the Existing First Lien Credit Documents through the time of Payment in Full, in three equal installments to be paid on the 30th, 60th, and 90th days after the Effective Date (each a “Payment Date”). If a Payment Date does not fall on a Business Day, such Payment Date shall be extended to the next Business Day. All liens and security interests granted to secure such Allowed Existing First Lien Credit Facility Claims shall be retained until such payments shall have been made. Further, in the event that the Existing First Lien Agent is the agent for the New ABL Credit Facility, it shall retain the lines and security interests securing the Existing First Lien Credit Facility Claims after such payments are made and have such liens and security interests secure the New ABL Credit Facility.

(d)            Voting: Class 4 is Impaired under the Plan. Holders of Allowed Claims in Class 4 are entitled to vote to accept or reject the Plan.

5.            Class 5 – General Unsecured Claims

(a)            Classification: Class 5 consists of all General Unsecured Claims, excluding Convenience Claims.

(b)            Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Existing General Unsecured Claim, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of (i) the General Unsecured Cash Fund and (ii) the General Unsecured Bonds.

(c)            Voting: Class 5 is Impaired under the Plan. Holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

6.            Class 6 – Convenience Claims

(a)            Classification: Class 6 consists of all Convenience Claims.

(b)            Treatment: Except to the extent that a holder of an Allowed Convenience Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Convenience Claim, each holder of an Allowed Class 6 Claim shall receive the Convenience Claim Distribution.

(c)            Voting: Class 6 is Impaired under the Plan. Holders of Allowed Claims in Class 6 are entitled to vote to accept or reject the Plan.

7.            Class 7 – Intercompany Claims

(a)            Classification: Class 7 consists of all Intercompany Claims.

(b)            Treatment: On the Effective Date, Class 7 Claims shall be, at the option of the Debtors, either Reinstated or cancelled and released without any distribution

(c)            Voting: Class 7 is Unimpaired if the Class 7 Claims are Reinstated or Impaired if the Class 7 Claims are cancelled. Holders of Class 7 Claims are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code. Holders of Class 7 Claims are not entitled to vote to accept or reject the Plan

8.            Class 8 – Tuesday Morning Corporation Interests

(a)            Classification: Class 8 consists of all Tuesday Morning Corporation Interests.

(b)            Treatment: On the Effective Date, Class 8 Interests shall be reinstated subject to dilution as otherwise provided for in the Plan.

(c)            Voting: Class 8 is Impaired under the Plan. Holders of Class 8 Claims are entitled to vote to accept or reject the Plan.

9.            Class 9 – Intercompany Interests

(a)            Classification: Class 9 consists of all Intercompany Interests.

(b)            Treatment: Intercompany Interests shall receive no distribution and shall be Reinstated for administrative purposes only at the election of the Reorganized Debtors.

(c)            Voting: Class 9 is Unimpaired under the Plan. Holders of Class 9 Interests are deemed to accept the Plan.

E.            Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

F.            Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

G.            Voting Classes, Presumed Acceptance by Non-Voting Classes.

Only holders of Allowed Claims in Classes 1, 2, 3, 4, 5, 6 and 8 are entitled to vote to accept or reject the Plan. Holders of Claims in Classes 1, 2, 3, 4, 5, 6 and 8 will receive Ballots containing detailed voting instructions.

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

H.            Intercompany Interests.

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the holders of Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims. Any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor.

I.            Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.

If any Class of Claims entitled to vote on the Plan does not vote to accept the Plan, the Debtors may (i) seek confirmation of the Plan under Bankruptcy Code section 1129(b) or (ii) amend or modify the Plan in accordance with Article X of the Plan and the Bankruptcy Code.

J.            Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

K.            Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

L.            No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim or Interest.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.            Corporate Existence.

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

B.            Reorganized Debtors.

On the Effective Date, the New Board shall be established, and the Reorganized Debtors shall adopt its New Organizational Documents and the Management Incentive Plan. The Reorganized Debtors shall have the authority to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan.

C.            Restructuring Transactions.

On the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, and one or more transactions consisting of inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, which transactions shall be described in the Plan Supplement. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan.

D.            Authorization of New Common Stock

The issuance and/or authorization of the New Common Stock, by Reorganized Tuesday Morning is authorized without the need for any further corporate action or without any further action by the holders of Claims or Interests.

All of the shares of New Common Stock issued or authorized in connection with the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

On the Effective Date, the Debtors shall issue all securities, notes, instruments, certificates, and other documents required to be issued on the Effective Date pursuant to the Plan.

E.            Sources of Plan Distributions.

Distributions under the Plan shall be made with: (1) Cash on hand, including Cash from operations and (2) proceeds of the Exit Financing.

1.            New ABL Credit Facility.

On the Effective Date, the Reorganized Debtors shall be authorized to enter into the New ABL Credit Facility and execute the New ABL Credit Facility Documents substantially in the form contained in the Plan Supplement, and any related agreements or filing without the need for any further corporate or organizational action and without further action by or approval of the Bankruptcy Court.

Confirmation shall be deemed approval of the New ABL Credit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New ABL Credit Facility, including any and all documents required to enter into the New ABL Credit Facility, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate entry into the New ABL Credit Facility.

On the Effective Date, (a) upon the granting of Liens in accordance with the New ABL Credit Facility, the agent thereunder shall have valid, binding and enforceable Liens on the collateral specified in the New ABL Credit Facility Documents; and (b) upon the granting of guarantees, mortgages, pledges, Liens and other security interests in accordance with the New ABL Credit Facility Documents, the guarantees, mortgages, pledges, Liens and other security interests granted to secure the obligations arising under the New ABL Credit Facility shall be granted in good faith and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens and security interests shall be as set forth in the New ABL Credit Facility Documents.

2.            New Real Estate Credit Facility.

On the Effective Date, the Reorganized Debtors shall be authorized to enter into the New Real Estate Credit Facility and execute the New Real Credit Facility Documents substantially in the form contained in the Plan Supplement, and any related agreements or filing without the need for any further corporate or organizational action and without further action by or approval of the Bankruptcy Court.

Confirmation shall be deemed approval of the New Real Estate Credit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New Real Estate Credit Facility, including any and all documents required to enter into the New Real Estate Credit Facility, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate entry into the New Real Estate Credit Facility and that are in form and substance acceptable to the New ABL Credit Facility Agent.

On the Effective Date, (a) upon the granting of Liens in accordance with the New Real Estate Credit Facility, the agent thereunder shall have valid, binding and enforceable Liens on the collateral specified in the New Real Estate Credit Facility Documents; and (b) upon the granting of guarantees, mortgages, pledges, Liens and other security interests in accordance with the New Real Estate Credit Facility Documents, the guarantees, mortgages, pledges, Liens and other security interests granted to secure the obligations arising under the New Real Estate Credit Facility shall be granted in good faith and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens and security interests shall be as set forth in the New Real Estate Credit Facility Documents.

F.            Vesting of Assets in the Reorganized Debtors.

Except with respect to the Liens granted under the New ABL Credit Facility Documents, the New Real Estate Credit Facility Documents or any agreement, instrument, or other document incorporated in the Plan, or as otherwise provided in the Plan, on the Effective Date and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all property in each Estate, all Retained Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Failure to include a Cause of Action on the Schedule of Retained Causes of Action shall not constitute a waiver or release of such Cause of Action.

G.            Cancellation of Existing Securities and Agreements.

On the Effective Date, except to the extent otherwise provided in the Plan (including the Plan Supplement), all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be cancelled and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.

Notwithstanding the foregoing, the DIP Real Estate Facility Credit Agreement shall continue in effect to the extent necessary to (i) allow the DIP Real Estate Credit Facility Agent to make distributions to the holders of DIP Real Estate Facility Claims; (ii) permit the DIP Real Estate Facility Agent to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (iii) permit the DIP Real Estate Facility Agent to perform any functions that are necessary to effectuate the foregoing; and (iv) to exercise rights and obligations relating to the interests of the DIP Real Estate Facility Parties.

Notwithstanding the foregoing, the DIP Revolving Facility Credit Agreement and Existing First Lien Credit Agreement shall continue in effect to the extent necessary to (i) allow the DIP Revolving Facility Agent and Existing First Lien Agent, in accordance with Article III of the Plan, to make distributions to the holders of DIP Revolving Facility Claims and Existing First Lien Credit Facility Claims; (ii) permit the DIP Revolving Facility Agent and Existing First Lien Agent to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (iii) permit the DIP Revolving Facility Agent and Existing First Lien Agent to perform any functions that are necessary to effectuate the foregoing; and (v) to exercise rights and obligations relating to the DIP Revolving Facility Parties or interests of the Existing First Lien Lenders or both.

Notwithstanding the foregoing, the Tuesday Morning Corporation Interests and Class 9 Interests will be reinstated on the Effective Date as set forth in Article III.D.

H.            Corporate Action.

On the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the Employment Obligations; (2) selection of the directors and officers for the Reorganized Debtors as named in the Plan Supplement; (3) issuance of the General Unsecured Bonds; (4) reinstatement of the Tuesday Morning Corporation Interests; (5) the authorization and/or issuance of the New Common Stock; (6) implementation of the Restructuring Transactions; (7) entry into the New ABL Credit Facility Documents, and the New Real Estate Credit Facility Documents, as applicable; (8) adoption of the New Organizational Documents; (9) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (10) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date).

All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors (as applicable) shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Organizational Documents, the New ABL Credit Facility Documents, the New Real Estate Credit Facility Documents, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV of the Plan shall be effective notwithstanding any requirements under applicable non-bankruptcy law.

I.            New Organizational Documents.

On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted as may be necessary to effectuate the transactions contemplated by the Plan. Each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. The New Organizational Documents will prohibit the issuance of non-voting equity securities, to the extent required under Bankruptcy Code section 1123(a)(6). After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the terms thereof and applicable law. The New Organizational Documents shall be included in the Plan Supplement.

J.            Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the terms of the current members of the board of directors of the Debtors shall expire, and the initial boards of directors, including the New Board, and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents. The New Board shall initially consist of 5-7 members, each of which shall be designated by the board of directors of Tuesday Morning Corporation. The members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing, and the Reorganized Debtors’ chief executive officer may be a member of the New Board. In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the New Board and any Person proposed to serve as an officer of the Reorganized Debtors shall be disclosed at or before the Confirmation Hearing, in each case to the extent the identity of such proposed director or officer is known at such time. To the extent any such director or officer of the Reorganized Debtors is an Insider, the Debtors also will disclose the nature of any compensation to be paid to such director or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

K.            Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

L.            Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the New ABL Credit Facility or the New Real Estate Credit Facility, as applicable; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.            Director and Officer Liability Insurance.

On or before the Effective Date, the Debtors shall purchase and maintain directors and officers liability insurance coverage for the period following the Effective Date. The Debtors shall use their best efforts to obtain directors and officers liability insurance coverage on terms no less favorable to the insureds than the Debtors’ existing director and officer coverage and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director and officer coverage upon placement.

N.            Management Incentive Plan.

On the Effective Date, the New Board shall adopt the Management Incentive Plan for the Reorganized Debtors.

O.            Employee and Retiree Benefits.

Unless otherwise provided herein, all employee wages, compensation, and benefit programs in place for the Debtors’ current employees, as of the Effective Date, shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans consistent with past practice and subject to further modification and amendment as may be deemed appropriate by the Reorganized Debtors in their business judgment. Notwithstanding the foregoing, pursuant to Bankruptcy Code section 1129(a)(13), from and after the Effective Date, all retiree benefits (as such term is defined in Bankruptcy Code section 1114), if any, shall continue to be paid in accordance with applicable law. Nothing herein shall be deemed an assumption of any disputed Claims by the Debtors’ former employees alleging a right to recover severance awards, benefits, or any other form of compensation not explicitly awarded by the Debtors.

P.            Retained Causes of Action.

Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code section 1123(b)(3), the Reorganized Debtors shall retain and shall have the exclusive right, authority, and discretion to (without further order of the Bankruptcy Court) determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, or litigate to judgment any and all Retained Causes of Action that the Debtors or the Estates may hold against any Entity, whether arising before or after the Petition Date. The Debtors reserve and shall retain the foregoing Retained Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases.

Unless a Retained Cause of Action is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order of the Bankruptcy Court, the Debtors expressly reserve such Retained Cause of Action (including any counterclaims) for later adjudication by the Reorganized Debtors. Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Causes of Action (including counterclaims) on or after the Confirmation of the Plan.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.            Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed assumed, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (1) previously were assumed or rejected by the Debtors; (2) are specifically designated on the Schedule of Assumed Contracts and Leases Filed and served prior to commencement of the Confirmation Hearing; (3) are subject to a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (4) are specifically designated on the Schedule of Rejected Contracts and Leases served prior to the commencement of the Confirmation Hearing; or (5) are the subject of Article IV.O of the Plan.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of the Executory Contracts and Unexpired Leases set forth in the Plan, the Schedule of Assumed Contracts and Leases, the Schedule of Rejected Contracts and Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Throughout the Chapter 11 Cases, the Debtors have been engaged in negotiations with landlords of the Debtors’ Leases. In connection with those negotiations, the Debtors and certain landlords agreed to the terms of amendments for certain applicable Leases. The Schedule of Assumed Contracts and Leases will identify the Leases to be assumed, as modified by such negotiations.

Any motions to reject Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to Article V.A of the Plan or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedules identified in Article V of the Plan and in the Plan Supplement at any time through and including the Effective Date.

In the event that an Executory Contract with a Governmental Unit is subject to an assignment by the Debtors, such assignment shall require the consent of the United States to the extent required by applicable non-bankruptcy law.

B.            Indemnification Obligations.

All indemnification provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date.

C.            Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within 30 days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, (3) the Effective Date, or (4) the date after the Effective Date that the applicable Schedules are altered, amended, modified, or supplemented, but only with respect to any Executory Contract or Unexpired Lease thereby affected. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.D.5 hereof.

D.            Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. Pursuant to the Approval Order, the Debtors shall provide for notices of proposed assumption and proposed cure amounts and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Upon satisfaction of any applicable Allowed Cure Claims, Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

E.            Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to rejected Executory Contracts or Unexpired Leases.

F.            Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

G.            Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H.            Reservation of Rights.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Assumed Contracts and Leases or Schedule of Rejected Contracts and Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

I.            Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Executory Contracts and Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

J.            Contracts and Leases Entered into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.            Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or Allowed Interests (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as to the Existing First Lien Credit Facility Claims and as otherwise provided in the Plan, holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.            Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent or, in the case of the General Unsecured Bonds, by the Indenture Trustee. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

Anything herein to the contrary notwithstanding, all distributions in connection with the General Unsecured Bonds shall be made by the Indenture Trustee.

C.            Rights and Powers of Disbursing Agent.

1.            Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; and (c) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.            Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

D.            Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.            Record Date for Distribution.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or its respective agents, shall be closed, and the Debtors, or its respective agents shall not be required to make any further changes in the record holders of any of the Claims or Interests.  The Debtors or the Disbursing Agent shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date.  The Disbursing Agent and Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. For the avoidance of doubt, the Distribution Record Date shall not apply to publicly held securities or the Existing First Lien Credit Facility Claims.

2.            Delivery of Distributions in General.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided further, however, that the address for each holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that holder.

3.            Minimum Distributions.

To the extent Cash is distributed under the Plan, no Cash payment of less than $50.00 shall be made to a holder of an Allowed Claim on account of such Allowed Claim, and such amounts shall be retained by Reorganized Debtors.

4.            Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred.

E.            Manner of Payment.

1.            All distributions to the holders of Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Reorganized Debtors except for distributions pursuant to the General Unsecured Bonds, which shall be made as provided in the Plan Supplement.

2.            At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

3.            All distributions pursuant to Article II.B, Article II.C., and Article III.D.4 shall be made by the Disbursing Agent in accordance with the terms of the Payoff Letter(s).

F.            Distributions to Holders of Class 5 General Unsecured Claims.

1.            Distributions on account of Disputed Class 5 General Unsecured Claims shall be held in the Class 5 Disputed Claims Reserve until such Claims have been either Allowed or Disallowed.

2.            To the extent a Disputed Class 5 General Unsecured Claim becomes Allowed, the Disbursing Agent shall distribute to the holder of the Allowed Class 5 General Unsecured Claim its Pro Rata share of the General Unsecured Cash Fund and its Pro Rata share of the General Unsecured Bonds. More details regarding the process for the distribution of the General Unsecured Bonds will be set forth in the Plan Supplement.

3.            To the extent a Disputed Class 5 General Unsecured Claim becomes Disallowed, the distribution reserved for such Claim shall be distributed Pro Rata to holders of Allowed Class 5 General Unsecured Claims.

4.            For purposes of Article III.D.B and Article VI.F, “Pro Rata” means, as to a particular holder of a Claim in Class 5, the ratio that the amount of such Claim held by such Class 5 Claim holder bears to the aggregate amount of all Class 5 General Unsecured Claims, and such ratio shall be calculated as if all Disputed Class 5 General Unsecured Claims are Allowed Claims as of the Effective Date.

G.            Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, the reinstatement of the Tuesday Morning Corporation Interests and issuance of the General Unsecured Bonds, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities. In addition, under section 1145 of the Bankruptcy Code, such Tuesday Morning Corporation Interests and General Unsecured Bonds will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and subject to any restrictions in the Reorganized Debtors’ New Organizational Documents.

H.            Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

I.            Allocations.

Except as to the Existing First Lien Credit Facility Claims, distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

J.            No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order and excluding the Existing First Lien Credit Facility Claims, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim.

K.            Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Petition Date.

L.            Setoffs and Recoupment.

Except as expressly provided in the Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and holder of Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable holder. In no event shall any holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

M.          Claims Paid or Payable by Third Parties.

1.            Claims Paid by Third Parties.

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14–day grace period specified above until the amount is repaid.

2.            Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.            Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.           Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors, with respect to all Interests and Claims shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Interests or Claims immediately prior to the Effective Date.

B.            Estimation of Claims and Interests.

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim or Interest that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

C.            Adjustment to Claims or Interests without Objection.

Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court.

D.            Time to File Objections to Claims.

Except as otherwise specifically provided in the Plan, any objections to Claims shall be Filed on or before the later of (1) 180 days after the Effective Date and (2) such other period of limitation as may be specifically fixed by a Final Order of the Bankruptcy Court for objecting to such claims.

E.            Disallowance of Claims or Interests.

Except as otherwise specifically provided in the Plan, any Claims or Interests held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims or Interests may not receive any distributions on account of such Claims until such time as any objection to those Claims or Interests have been settled or a Bankruptcy Court order with respect thereto has been entered.

All Claims Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed, any and all Proofs of Claim Filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

F.            Amendments to Claims or Interests.

On or after the Effective Date, a Claim or Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors and any such new or amended Claim or Interest Filed shall be deemed disallowed in full and expunged without any further action; provided, however, that Governmental Units shall not be required to obtain authorization of the Bankruptcy Court or the Reorganized Debtors to File or amend a Proof of Claim prior to November 23, 2020, which is the bar date applicable to Governmental Units pursuant to section 502(b)(9) of the Bankruptcy Code.

G.            No Distributions Pending Allowance.

If an objection to a Claim or Interest or portion thereof is Filed as set forth in Article VII.D hereof, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest or portion thereof unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

H.            Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Interest (as applicable) in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim or Interest unless otherwise required under the Plan or applicable bankruptcy law.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.            Discharge of Debtors.

Pursuant to Bankruptcy Code section 1141(d), and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. Notwithstanding anything contained herein, the foregoing discharge and release shall not effect a discharge or release with respect to the Debtors’ obligation to pay interest payments on the Existing First Lien Credit Facility Claims.

B.            Release of Liens.

Except as otherwise provided in the Plan, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.D.2 hereof, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. On and after the Effective Date, any holder of such Secured Claim (and the applicable agents for such holder), at the expense of the Reorganized Debtors, shall be authorized and directed to release any collateral or other property of any Debtor (including any Cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

Without limiting the automatic release provisions of the immediately preceding paragraph: (i) except for distributions required under Article II.B, Article II.C, and Article III.D.4, no other distribution hereunder shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtors or Reorganized Debtors such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no Claim against the Debtors or their assets or property in respect of such Claim and shall not participate in any distribution hereunder.

C.            Releases by the Debtors.

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of- court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the Disclosure Statement, the DIP Real Estate Facility, the DIP Revolving Facility, the Plan (including the Plan Supplement), or any Restructuring Transactions, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the DIP Real Estate Facility, the DIP Revolving Facility, the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan and (ii) claims and causes of action for actual fraud or willful misconduct.

D.            Releases by Holders of Claims and Interests.

As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Real Estate Facility, the DIP Revolving Facility, the Plan (including the Plan Supplement), or any Restructuring Transactions, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan and (ii) claims and causes of action for actual fraud or willful misconduct.

E.            Exculpation.

The Exculpated Parties shall not have or incur any liability to any holder of a Claim or Interest, for any act, event, or omission from the Petition Date to the Effective Date in connection with or arising out of the Chapter 11 Cases, the confirmation of the Plan, the Consummation of the Plan, the administration of the Plan or the assets and property to be distributed pursuant to the Plan (including unclaimed property under the Plan), unless such Entity’s action is determined as (i) bad faith; (ii) actual fraud; (iii) willful misconduct; or (iv) gross negligence, in each case by a Final Order of a court of competent jurisdiction. Each Entity may reasonably rely upon the opinions of its counsel, certified public accountants, and other experts or professionals.

F.            Injunction.

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

Upon entry of the Confirmation Order, all holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F of the Plan.

G.            Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.            Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

Article IX.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.           Conditions Precedent to Confirmation.

The following are conditions precedent to confirmation of the Plan that shall be satisfied or waived in writing in accordance with Article IX.C of the Plan:

1.            The Bankruptcy Court shall have approved a Disclosure Statement with respect to the Plan in form and substance acceptable to the Debtors, the DIP Revolving Facility Agent, and the DIP Real Estate Facility Agent, to the extent required under the DIP Real Estate Facility Credit Agreement; and

2.            The Confirmation Order, the Plan, and the Plan Documents shall be in form and substance acceptable to the Debtors, the DIP Revolving Facility Agent, and the DIP Real Estate Facility Agent, to the extent required under the DIP Real Estate Facility Credit Agreement.

B.            Conditions Precedent to Effectiveness.

The following are conditions precedent to the occurrence of the Effective Date, each of which shall be satisfied or waived in writing in accordance with Article IX.C of the Plan:

1.            The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Debtors, the DIP Revolving Facility Agent, and the DIP Real Estate Facility Agent, to the extent required under the DIP Real Estate Facility Credit Agreement; and the Confirmation Order shall be a Final Order and shall not (a) have been reversed or vacated, (b) be subject to a then-effective stay, or (c) without the consent of the DIP Revolving Facility Agent, have been modified or amended;

2.            The Plan and the Plan Supplement, including any exhibits, schedules, documents, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but before the Effective Date, shall be in form and substance acceptable to the DIP Revolving Facility Agent, and the DIP Real Estate Facility Agent, to the extent required under the DIP Real Estate Facility Credit Agreement;

3.            The New Organizational Documents shall have been in place, effective and filed where required;

4.            The Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; and

5.            The Debtors shall have Paid in Full all accrued and unpaid reasonable and documented fees and expenses, through the Effective Date of (i) the DIP Revolving Facility Agent and (ii) the DIP Real Estate Facility Agent.

C.            Waiver of Conditions.

The conditions to Confirmation and the Effective Date set forth in this Article IX may be waived only with the prior written consent of (i) the Debtors, (ii) the DIP Revolving Facility Agent, and (iii) the DIP Real Estate Facility Agent as to Article IX.B.5(ii), without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

D.            Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity.

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.            Modification and Amendments.

Except as otherwise specifically provided in the Plan, the Debtors reserve the right, with the consent of the DIP Revolving Facility Agent, to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights, with the consent of the DIP Revolving Facility Agent, to revoke or withdraw, or, to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.            Effect of Confirmation on Modifications.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the Solicitation thereof are approved pursuant to Bankruptcy Code section 1127(a) and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.            Revocation or Withdrawal of Plan.

The Debtors reserve the right, with the consent of the DIP Revolving Facility Agent, to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

Article XI.
RETENTION OF JURISDICTION

To the fullest extent permitted by applicable law, and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.            allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.            decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.            resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.            ensure that distributions to holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;

5.            adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.            adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7.            enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

8.            enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9.            resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

10.          issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

11.          resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII hereof and enter such orders as may be necessary to implement such releases, injunctions, and other provisions;

12.          resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.M hereof;

13.          enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.          determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

15.          enter an order concluding or closing the Chapter 11 Cases;

16.          adjudicate any and all disputes arising from or relating to distributions under the Plan;

17.          consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.          determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.          hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

20.          hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.          hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and released granted in the Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date;

22.          enforce all orders previously entered by the Bankruptcy Court; and

23.          hear any other matter not inconsistent with the Bankruptcy Code.

Notwithstanding the foregoing, the Bankruptcy Court shall not retain jurisdiction over the Exit Financing and its related definitive documents.

Article XII.
MISCELLANEOUS PROVISIONS

A.            Immediate Binding Effect.

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.            Additional Documents.

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.            Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.            Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall (other than for purposes of filing final fee applications and obtaining Bankruptcy Court approval of same) dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date except for fees and/or expenses incurred preparing and filing final fee applications and obtaining Bankruptcy Court approval of the same.

E.            Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

F.            Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.            Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1.            Counsel to Debtors:

Haynes and Boone, LLP

2323 Victory Ave, Suite 700

Dallas, Texas 75219

Attn: Ian T. Peck, Jarom J. Yates, and Jordan E. Chavez

2.            Counsel to DIP Revolving Facility Agent:

Vinson & Elkins, LLP

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Attn: William L. Wallander and Bradley R. Foxman

3.            Counsel to the DIP Real Estate Facility Agent

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn: John C. Longmire and Andrew S. Mordkoff

4.            Counsel to the Creditors Committee:

Montgomery McCracken Walker & Rhoads LLP

437 Madison Avenue, 24th Floor

New York, New York 10022

Attn: David M. Banker, Gilbert R. Saydah, and Edward L. Schnitzer

and

Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 3800

Dallas, Texas 75201

Attn: Kevin M. Lippman and Deborah M. Perry

5.            Counsel to the Equity Committee:

[To be updated when counsel is retained]

After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that request to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.           Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.            Entire Agreement.

Except as otherwise indicated, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.            Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://dm.epiq11.com/case/tuesdaymorning/. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

K.            Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

L.            Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.            Closing of Chapter 11 Cases.

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

N.            Waiver or Estoppel.

Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

O.            Controlling Document.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan shall control (unless stated otherwise in such Plan document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

Dated: September 23, 2020	Tuesday Morning Corporation on behalf of itself and all other Debtors

	By:	/s/ Steven R. Becker

Steven R. Becker
Chief Executive Officer
Tuesday Morning Corporation

EXHIBIT A

GLOSSARY OF DEFINED TERMS

Administrative Claim means a Claim, Cause of Action, right, or other liability, or the portion thereof, that is entitled to priority under Bankruptcy Code sections 503(b), 507(a)(2), and 507(b), including (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and/or in connection with operating the Debtors' businesses (such as wages, salaries, or payments for goods and services); (ii) Professional Compensation Claims; and (iii) all fees and charges assessed against the Estates under 28 U.S.C. § 1930. The term Administrative Claim specifically excludes all Intercompany Claims.

Administrative Claim Bar Date means the first Business Day that is thirty (30) days after the Effective Date or such earlier deadline established by an order of the Bankruptcy Court.

Affiliate has the meaning prescribed in Bankruptcy Code section 101(2).

Allowed […] Claim means an Allowed Claim in the particular Class or category specified.

Allowed […] Interest means an Allowed Interest in the particular Class or category specified.

Allowed means, with respect to any Claim or Interest, except as otherwise provided in the Plan, a Claim or Interest allowable under Bankruptcy Code section 502: (a) for which a Proof of Claim or proof of interest was timely Filed, and as to which no objection or other challenge to allowance thereof has been Filed, or if an objection or challenge has been timely Filed, such Claim or Interest is allowed by Final Order; (b) for which a Proof of Claim or proof of interest is not Filed and that has been listed in a Debtors’ Schedules of Assets and Liabilities or Schedule of Equity Security Holders and is not listed as disputed, contingent, or unliquidated; or (c) that is deemed allowed under the Plan. For purposes of determining the amount of an Allowed Claim or Allowed Interest, there shall be deducted therefrom the amount of any claim that the Debtors may hold against the Creditor or equity security holder under Bankruptcy Code section 553 or under the doctrine of recoupment.

Allowed Claim means any Claim that is Allowed.

Approval Order means Final Order or Final Orders approving the Disclosure Statement.

Avoidance Actions means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) of the Bankruptcy Code, or under similar or related state or federal statutes and common law.

Ballot means the applicable form or forms of ballot(s) to be distributed to holders of Claims entitled to vote on the Plan and on which the acceptance or rejection of the Plan is to be indicated.

Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101–1532.

Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local bankruptcy rules prescribed by the Bankruptcy Court.

Bar Date means August 28, 2020, the date established by the Bankruptcy Court by which Proofs of Claim must be Filed with respect to such Claims, other than Administrative Claims, Claims held by Governmental Units, holders of Claims for rejection damages relating to the rejection of Executory Contracts or Unexpired Leases, or other Claims or Interests for which the Bankruptcy Court entered an order excluding the holders of such Claims or Interests from the requirement of Filing Proofs of Claim. For holders of Claims for rejection damages relating to the rejection of Executory Contracts or Unexpired Leases, the Bar Date is the later to occur of (i) August 28, 2020 or (ii) thirty (30) days after the date on which an Order approving the rejection of such Executory Contract or Unexpired Lease has been entered.

Beneficial Holder Ballot means the Ballot applicable to a beneficial holder of Tuesday Morning Corporation Interests.

Business Day means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

Cash means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

Causes of Action means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) Avoidance Actions; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

Chapter 11 Cases means the bankruptcy cases commenced by the Debtors on May 27, 2020, by the filing of voluntary Chapter 11 petitions in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, Case Numbers 20-31476, 20-31477, 20-31478, 20-31479, 20-31480, 20-31481, 20-31482, jointly administered under Case Number 20-31476.

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Claim means a “claim,” as defined in Bankruptcy Code section 101(5), Filed against any of the Debtors.

Claims and Balloting Agent means Epiq Corporate Restructuring, LLC.

Claims Register means the official register of Claims maintained by the Claims and Balloting Agent.

Class means a category of Claims or Interests as described in the Plan pursuant to Bankruptcy Code section 1122(a).

Class 5 Disputed Claims Reserve means a reserve for a portion of the General Unsecured Cash Fund and General Unsecured Bonds to be held by the Disbursing Agent or Indenture Trustee, as appropriate, for the benefit of the holders of Disputed Claims in Class 5 pending allowance, in an amount equal to their Pro Rata share of the General Unsecured Cash Fund and General Unsecured Bonds (as determined in accordance with Article VI.F.3 of the Plan).

CM/ECF means the Bankruptcy Court's Case Management and Electronic Case Filing system.

Common Stock means the Existing Common Stock and the New Common Stock.

Confirmation means the Bankruptcy Court's entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX.A of the Plan having been (a) satisfied or (b) waived pursuant to Article IX.C of the Plan.

Confirmation Date means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket maintained for the Chapter 11 Cases.

Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan.

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129.

Consummation means the occurrence of the Effective Date.

Convenience Claim means an Allowed General Unsecured Claim with a Face Amount equal to or less than $25,000.

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Convenience Claim Distribution means, with respect to each Convenience Claim, an amount in Cash equal to 100% of such Convenience Claim.

Creditor has the meaning prescribed in Bankruptcy Code section 101(10).

Creditors Committee means the official committee of unsecured creditors appointed in the Chapter 11 Cases on June 9, 2020 and its respective members (but solely in their capacity as such).

Cure Claim means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to Bankruptcy Code section 365.

Debtor means one of the Debtors.

Debtors means, collectively, Tuesday Morning Corporation; TMI Holdings, Inc.; Tuesday Morning, Inc.; Friday Morning, LLC; Days of the Week, Inc.; Nights of the Week, Inc.; and Tuesday Morning Partners, Ltd., whose Chapter 11 Cases are being jointly administered by the Bankruptcy Court under case number 20-31476-HDH-11.

DIP Credit Agreements means, collectively, the DIP Real Estate Facility Credit Agreement and the DIP Revolving Facility Credit Agreement.

DIP Facilities means, collectively, the DIP Revolving Facility and the DIP Real Estate Facility.

DIP Revolving Facility Financing Order means the Final Order (i) Authorizing Debtors to (a) Use Cash Collateral on a Limited Basis and (b) Obtain Postpetition Financing on a Secured, Superpriority Basis, (ii) Granting Adequate Protection, and (iii) Granting Related Relief, dated June 26, 2020 [Docket No. 331] entered in the Chapter 11 Cases.

DIP Parties means, collectively, the DIP Term Facility Parties and the DIP Revolving Facility Parties.

DIP Revolving Facility means the first lien super-priority revolving credit facility, provided by the DIP Revolving Facility Lenders in connection with the DIP Revolving Facility Credit Agreement and approved by the Bankruptcy Court on a final basis pursuant to the DIP Revolving Facility Financing Order.

DIP Revolving Facility Agent means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the DIP Revolving Facility Credit Agreement.

DIP Revolving Facility Claim means a Claim held by any of the DIP Revolving Facility Parties arising under or relating to the DIP Revolving Facility Credit Agreement or the DIP Revolving Facility Financing Order, including any and all fees, interest, and accrued but unpaid interest and fees arising under the DIP Revolving Facility Credit Agreement, and all obligations thereunder.

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DIP Revolving Facility Credit Agreement means the Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of May 29, 2020, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, by and among Tuesday Morning Corporation, as holdings, Tuesday Morning Inc., as borrower, the other Debtors as guarantors, the DIP Revolving Facility Agent, and the DIP Revolving Facility Lenders.

DIP Revolving Facility Lenders means the lenders party to the DIP Revolving Facility Credit Agreement.

DIP Revolving Facility Parties means, collectively, the DIP Revolving Facility Agent, the DIP Revolving Facility Lenders, the Issuing Bank (as defined under the DIP Revolving Facility Credit Agreement) and the Secured Bank Product Providers (as defined under the DIP Revolving Facility Credit Agreement).

DIP Real Estate Facility means the senior term loan facility in an aggregate principal amount of $25 million, plus accrued but unpaid interest, provided by the DIP Real Estate Facility Lenders in connection with the DIP Real Estate Facility Credit Agreement and approved by the Bankruptcy Court on a final basis pursuant to the DIP Real Estate Facility Financing Order.

DIP Real Estate Facility Agent means Franchise Group, Inc., in its capacities as administrative agent and collateral agent under the DIP Real Estate Facility Credit Agreement.

DIP Real Estate Facility Claim means a Claim held by any of the DIP Real Estate Facility Parties arising under or relating to the DIP Real Estate Facility Credit Agreement or the DIP Real Estate Facility Financing Order, including any and all fees, interests paid in kind, and accrued but unpaid interest and fees arising under the DIP Real Estate Facility Credit Agreement.

DIP Real Estate Facility Credit Agreement means the Senior Secured Super Priority Debtor-in-Possession Delayed Draw Term Loan Agreement dated as of July 10, 2020, as hereafter amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, by and among Tuesday Morning Corporation, as holdings, Tuesday Morning, Inc., as borrower, the other Debtors as guarantors, the DIP Real Estate Facility Agent, and the DIP Real Estate Facility Lenders.

DIP Real Estate Facility Lenders means the lenders party to the DIP Real Estate Facility Agreement.

DIP Real Estate Facility Parties means, collectively, the DIP Real Estate Real Facility Lenders and the DIP Real Estate Facility Agent.

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Disbursing Agent means the Reorganized Debtors, or the Entity or Entities selected by the Debtors or the Reorganized Debtors, as applicable, to make or facilitate distributions pursuant to the Plan.

Disclosure Statement means the disclosure statement (including all exhibits and schedules thereto or referenced therein) regarding the Plan, as may be amended, modified, or supplemented in a manner acceptable to the DIP Revolving Facility Agent.

Disputed Claim means a Claim in a particular Class as to which a Proof of Claim has been Filed or is deemed to have been Filed under applicable law or an Administrative Claim as to which an objection has been or is Filed in accordance with the Plan, the Bankruptcy Code or the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order. For the purposes of the Plan, a Claim is a Disputed Claim prior to any objection to the extent that (a) the amount of a Claim specified in a Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in the Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the Debtors in the Schedules of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; (c) no corresponding Claim has been scheduled by the Debtors in the Schedules of Assets and Liabilities; or (d) the Claim is subject to disallowance pursuant to Bankruptcy Code section 502(d).

Distribution Record Date means the Confirmation Date; provided, however, that the Distribution Record Date shall not apply to publicly held securities.

Effective Date means the date that is the first Business Day after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan.

Employment Obligations means any existing obligations to employees to be assumed, reinstated, or honored, as applicable, in accordance with Article IV.O of the Plan and the Management Incentive Plan in accordance with Article IV.N of the Plan.

Entity means any Person, estate, trust, Governmental Unit, or United States trustee, as set forth in Bankruptcy Code section 101(15).

Equity Committee means the official committee of equity interest holders appointed by the United States Trustee pursuant to the Bankruptcy Court’s Order Directing the Appointment of a Committee of Equity Security Holders [Docket No. 892] and its respective members (but solely in their capacity as such).

Estate Property means all right, title, and interest in and to any and all property of every kind or nature, owned by the Debtors or their Estates on the Petition Date as defined by Bankruptcy Code section 541.

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Estates means the bankruptcy estates of the Debtors and all Estate Property comprising the Debtors' bankruptcy estates within the meaning of Bankruptcy Code section 541.

Exculpated Parties means, collectively, the Debtors, the DIP Parties, the Creditors Committee, the Equity Committee, and the Existing First Lien Parties, and with respect to each of the foregoing Entities, any of their respective current officers, directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives (but solely in their capacity as such).

Executory Contract means an executory contract or unexpired lease as such terms are used in Bankruptcy Code section 365, including all operating leases, capital leases, and contracts to which any Debtor is a party or beneficiary.

Existing Common Stock means the existing and outstanding shares of Tuesday Morning Corporation and any unexpired options, units or other rights to acquire shares of Tuesday Morning Corporation.

Existing First Lien Agent means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Existing First Lien Credit Agreement.

Existing First Lien Credit Agreement means the Credit Agreement originally dated as of August 18, 2015, as amended by that certain Corrective Amendment dated October 17, 2015 and as further amended by that certain Second Amendment dated as of January 29, 2019, by and among Tuesday Morning, Inc., as borrower, the Existing First Lien Agent and the Existing First Lien Lenders.

Existing First Lien Credit Documents means, collectively, the Existing First Lien Credit Agreement and all loan and security documents, guaranties, mortgages, pledges, instruments, and other agreements related thereto and/or executed in connection therewith.

Existing First Lien Credit Facility means the credit made available for borrowing under the Existing First Lien Credit Documents.

Existing First Lien Credit Facility Claims means the Claims held by any of the Existing First Lien Lenders arising under or relating to the Existing First Lien Credit Documents, including any and all fees, interest (both pre and post-Petition Date), and reimbursement of expenses, and any other amounts owed or arising under the Existing First Lien Credit Documents, but excluding any portion of the Existing First Lien Credit Facility Claims that have been repaid or rolled into the Administrative Expense Claims pursuant to the DIP Orders or otherwise paid during the case.

Existing First Lien Lenders means, collectively, the banks and other financial institutions that are lenders under the Existing First Lien Credit Agreement.

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Existing First Lien Parties means, collectively, the Existing First Lien Agent and the Existing First Lien Lenders.

Exit Financing means, collectively, the New ABL Credit Facility and the New Real Estate Credit Facility.

File, Filed, or Filing means, as to any document or pleading, properly and timely file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

Final Order means an order or judgment (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) in the event an appeal, writ of certiorari, or motion for reargument or rehearing has been Filed, such judgment or order has not been reversed, modified, stayed, or amended.

GAAP means generally accepted accounting principles as in effect from time to time in the United States.

General Unsecured Bonds means the unsecured bonds issued for the partial satisfaction of Allowed General Unsecured Claims. The terms of the General Unsecured Bonds are described on Appendix A to the Plan. The total amount of the General Unsecured Cash Fund and the General Unsecured Bonds shall equal the amount of Allowed General Unsecured Claims plus interest from the Petition Date through the Effective Date at the federal judgement rate in effect as of the Petition Date.

General Unsecured Cash Fund means a cash fund to be established no later than thirty days after the Effective Date for the full or partial satisfaction of Allowed General Unsecured Claims, the amount of which shall be determined by the Debtors in their discretion, in consultation with the Creditors Committee, and identified in the Plan Supplement, but in no event shall the cash fund be less than $50 million.

General Unsecured Claim means an Unsecured Claim that is not: (a) an Administrative Claim; (b) a Professional Compensation Claim; (c) a Priority Unsecured Tax Claim; (d) an Other Priority Unsecured Claim; or (e) an Intercompany Claim.

Governmental Unit means any governmental unit, as defined in Bankruptcy Code section 101(27).

Impaired or Impairment means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of Bankruptcy Code section 1124.

Insider has the meaning set forth in Bankruptcy Code section 101(31).

Intercompany Claim means any Claim held by a Debtor or an Affiliate against a Debtor.

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Intercompany Interest means an Interest in a Debtor other than Tuesday Morning Corporation held by another Debtor or by a non-debtor Affiliate of a Debtor.

Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all ordinary shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, that existed immediately before the Effective Date.

Judicial Code means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

Lien means a lien, security interest, or other interest or encumbrance as defined in Bankruptcy Code section 101(37) asserted against any Estate Property.

Management Incentive Plan means the management incentive plan that shall authorize the board of directors or a committee thereof to make future grants to officers and directors of the Reorganized Debtors of New Common Stock or rights to acquire New Common Stock, which may take the form of an amendment to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan.

Master Ballot means the Ballot to be completed by a Nominee by compiling the votes and other information from the Beneficial Holder Ballots.

New ABL Credit Facility means a senior secured revolving asset-based lending facility in a minimum amount of $100 million.

New ABL Credit Facility Agent means the administrative agent and collateral agent under the New ABL Credit Facility.

New ABL Credit Facility Documents means all agreements, documents, and instruments delivered or entered into in connection with the New ABL Credit Facility.

New Board means the board of directors of the Reorganized Debtors selected in accordance with Article IV.I of the Plan. The identities and affiliations of the members of the New Board shall be identified in the Plan Supplement on or before the date of the Confirmation Hearing, to the extent known at such time.

New Common Stock means the new shares of common stock of Reorganized Tuesday Morning Corporation to be authorized and/or issued on the Effective Date.

New Organizational Documents means the documents providing for corporate governance of the Reorganized Debtors, including charters, bylaws, operating agreements, or other organizational documents, as applicable, which shall be included in the Plan Supplement.

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New Real Estate Credit Facility means the senior secured term lending facility in the minimum amount of $35 million secured by the Reorganized Debtors’ owned real estate or a sale-leaseback transaction involving the Debtors’ owned real estate that results in minimum proceeds of $35 million.

New Real Estate Credit Facility Agent means the administrative agent and collateral agent under the New Real Estate Credit Facility.

New Real Estate Credit Facility Documents means all agreements, documents, and instruments delivered or entered into in connection with the New Real Estate Credit Facility.

Nominee means an Entity through which a beneficial holder who holds Tuesday Morning Corporation Interests in “streetname” may vote on the Plan.

Ordinary Course Professional means a Professional employed and retained pursuant to the Ordinary Course Professionals Order.

Ordinary Course Professionals Order means the Order Authorizing Employment and Payment of Professionals Utilized in the Ordinary Course of Business [Docket No. 452] entered in the Chapter 11 Cases.

Other Priority Unsecured Claim means any Claim entitled to priority status pursuant to section 507(a) of the Bankruptcy Code that is not (a) an Administrative Claim, (b) a Professional Compensation Claim, or (c) a Priority Unsecured Tax Claim.

Other Secured Claim means any Secured Claim that is not a DIP Revolving Facility Claim, DIP Real Estate Facility Claim, Secured Tax Claim, Existing First Lien Credit Facility Claim, or an Existing Second Lien Claim. Other Secured Claims shall not include any such Claims secured by Liens that are avoidable, unperfected, subject to subordination, or otherwise unenforceable.

Paid in Full or Payment in Full means, with respect to the DIP Revolving Facility claims, “Full Payment” of such Claim within the meaning of such phrase as defined in Section 1.01 of the DIP Revolving Facility Credit Agreement.

Payoff Letter means the payoff letters to be entered into by the Debtors, the DIP Revolving Facility Agent, and the DIP Real Estate Facility Agent, pursuant to which, among other things, (a) the DIP Revolving Facility Claims are to be Paid in Full and (b) the Existing First Lien Credit Facility Claim (excluding the Refinancing Accommodation Fee to the extent not payable pursuant to the terms of the Creditor Support Agreement) are to be Paid in Full.

Person means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities, regardless of whether they are governments, agencies, or political subdivisions thereof.

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Petition Date means May 27, 2020, the date on which the Debtors commenced the Chapter 11 Cases.

Plan means the Chapter 11 plan Filed by the Debtors, as such document may be amended or modified.

Plan Distribution means a payment or distribution to holders of Allowed Claims, Allowed Interests, or other eligible Entities under the Plan.

Plan Documents means, collectively those documents in furtherance of Consummation of the Plan and/or to be executed in order to consummate the transactions contemplated under the Plan, which may be Filed by the Debtors with the Bankruptcy Court.

Plan Supplement means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, (a) in form and substance satisfactory to the Debtors and DIP Revolving Facility Agent and (b) as may be altered, amended, modified, or supplemented from time to time in accordance with the terms of the Plan and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors no later than five days before the Voting Deadline or such later date as may be approved by the Bankruptcy Court, including the following, as applicable (1) New Organizational Documents; (2) either (i) the New ABL Credit Facility Documents or (ii) a commitment letter and term sheet for the New ABL Credit Facility; (3) either (i) the New Real Estate Credit Facility Documents or (ii) a commitment letter and term sheet for the New Real Estate Credit Facility, (4) the Schedule of Assumed Contracts and Leases; (5) the Schedule of Rejected Contracts and Leases; (6) the Schedule of Retained Causes of Action; (7) the Payoff Letter; and (8) the amount of the General Unsecured Cash Fund.

Priority Unsecured Tax Claim means an Unsecured Claim, or the portion thereof, that is entitled to priority in payment under Bankruptcy Code section 507(a)(8).

Professional means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

Professional Compensation Claim means a Claim for compensation or reimbursement of expenses of a Professional incurred on and after the Petition Date and prior to the Effective Date, including fees and expenses incurred in preparing final fee applications and participating in hearings on such applications, and requested in accordance with the provisions of Bankruptcy Code sections 326, 327, 328, 330, 331, 503(b) or 1103.

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Professional Compensation Claim Bar Date means forty-five (45) days after the Effective Date.

Professional Compensation Claim Objection Deadline means twenty-four (24) days after the Professional Compensation Claim Bar Date.

Professional Compensation Claim Reserve means an amount of Cash to be estimated by the Debtors prior to the Effective Date and sufficient to satisfy Professional Compensation Claims, and together with any remaining Carve-Out (as defined in DIP Revolving Facility Financing Order), shall be deposited into a segregated interest bearing account in the name of the Reorganized Debtors and shall only be used for payment and satisfaction of such Claims.

Proof of Claim means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date.

Pro Rata means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

Reinstate, Reinstated, or Reinstatement means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with Bankruptcy Code section 1124.

Released Party means, collectively, and in each case solely in their capacities as such: (a) the Debtors; (b)the Reorganized Debtors, (c) the DIP Parties; (d) the Existing First Lien Parties; (e) the Creditors Committee, (f) the Equity Committee, and (g) with respect to each of the foregoing Entities, such Entity’s predecessors, professionals, successors, assigns, subsidiaries, Affiliates, managed accounts and funds, current and former officers and directors, principals, shareholders, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Entities’ respective heirs, executors, estates, servants, and nominees.

Releasing Party means (i) the holders of all Claims or Interests who (a) vote to accept the Plan or (b) either (1) abstain from voting or (2) vote to reject the Plan and, in the case of either (b)(1) or (2), does not opt out of the voluntary release contained in Article VIII of the Plan by checking the opt out box on the Ballot and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; and (ii) the holders of Claims or Interests that are Unimpaired under the Plan.

Reorganized Debtors means, collectively, a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

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Reorganized Tuesday Morning means Tuesday Morning Corporation, or Tuesday Morning Corporation’s successor or assign by merger, consolidation, or otherwise, on and after the Effective Date.

Restructuring Transactions means the transactions described in Article IV.C of the Plan.

Retained Causes of Action means all Causes of Action that belong to the Debtors.

Schedules means, collectively, the Schedule of Assumed Contracts and Leases, Schedule of Rejected Contracts and Leases, and Schedule of Retained Causes of Action.

Schedules of Assets and Liabilities means the schedules of assets and liabilities Filed by the Debtors in the Chapter 11 Cases, as may be amended, modified, or supplemented.

Schedule of Assumed Contracts and Leases means the schedule of Executory Contracts and Unexpired Leases to be assumed, and, if applicable, assigned, by the Debtors, to be Filed as part of the Plan Supplement.

Schedule of Equity Security Holders means the schedule of Interests required to be Filed pursuant to Bankruptcy Rule 1007(a)(3).

Schedule of Rejected Contracts and Leases means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors, to be Filed as part of the Plan Supplement.

Schedule of Retained Causes of Action means the Retained Causes of Action set forth on the schedule to be Filed as part of the Plan Supplement.

Secured Claim means a Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

Secured Tax Claim means a Secured Claim for taxes held by a Governmental Unit, including cities, counties, school districts, and hospital districts, (a) entitled by statute to assess taxes based on the value or use of real and personal property and to obtain an encumbrance against such property to secure payment of such taxes or (b) entitled to obtain an encumbrance on property to secure payment of any tax claim specified in Bankruptcy Code section 507(a)(8). Secured Tax Claims shall not include any such Claims secured by liens/security interests that are avoidable, unperfected, subject to subordination, or otherwise unenforceable.

Securities Act means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law.

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Solicitation means solicitation in accordance with the Approval Order of votes under the Plan.

Solicitation Materials means the Disclosure Statement (including all exhibits and appendices), Ballot, and any other materials to be used in the Solicitation of votes on the Plan.

Subordinated Claim means a Claim that is subordinated to General Unsecured Claims pursuant to (a) a contract or agreement, (b) a Final Order declaring that such Claim is subordinated in right or payment, or (c) any applicable provision of the Bankruptcy Code, including Bankruptcy Code section 510, or other applicable law. Subordinated Claims specifically include any Claim for punitive damages provided for under applicable law.

Tuesday Morning Corporation Interests means any Interest in Tuesday Morning Corporation that existed immediately before the Effective Date.

Tuesday Morning means Debtor Tuesday Morning Corporation.

Unexpired Lease means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under Bankruptcy Code section 365.

Unimpaired means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not impaired within the meaning of Bankruptcy Code section 1124.

United States means the United States of America and all agencies thereof.

Unsecured Claim means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to Bankruptcy Code section 506(a), any Claim of a Creditor against the Debtors to the extent that such Creditor’s Claim is greater than the value of the Lien securing such Claim (including, without limitation, any Existing Second Lien Deficiency Claim), any Claim for damages resulting from rejection of any Executory Contract or Unexpired Lease under Bankruptcy Code section 365, and any Claim not otherwise classified under the Plan.

Voting Deadline means November 20, 2020 at 5:00 p.m., prevailing Central Time, which is the deadline established by the Bankruptcy Court pursuant to the Approval Order for submitting a Ballot to accept or reject the Plan.

Voting Record Date means October 29, 2020.

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Appendix A

Terms of General Unsecured Bonds

The summary should be viewed as an outline intended for discussion purposes only. It is not in any way a commitment, offer, agreement in principle or any other agreement or obligation by Tuesday Morning Corporation to enter into the financing arrangement described below.

Issuer:	Reorganized Tuesday Morning Corporation (“Reorganized Tuesday Morning”)
Holders:	Holders of Allowed General Unsecured Claims
Bonds:	$[TBD] million bonds to be issued under an indenture qualified under Trust Indenture Act
Maturity	5 years (exact maturity date adjusted to the next 15th or 1st day of the month, to match bond market convention)
Interest Rate:

Interest to accrue as follows:

▪     6%, per annum, for the first two-year period

▪     8%, per annum, for the remaining three-year period

Interest to be payable semi-annually in arrears. Interest to be paid in-kind at Issuer’s election to be made on an annual basis. The rate for any time period where Issuer elects to pay-in-kind will result in an increase of the rates above by 2%.

Collateral:	TBD
Subordination Agreement:

Bonds to be subordinated in all respects to the security interests, rights and remedies of providers of Exit Financing to be memorialized in a subordination agreement which shall provide that, until providers of Exit Financing are paid in full:

▪     Bonds will not be enforced;

▪     Bondholders will not contest, interfere or delay lender enforcement of its liens or repayment;

▪     If Indenture Trustee receives notice from applicable lenders attesting to Reorganized Tuesday Morning’s default under the Exit Financing, Indenture Trustee will not accept payments from Issuer until such default is cured or as may otherwise be ordered by a court of competent jurisdiction; and

▪     Subordination becomes absolute upon bankruptcy.

Indenture Trustee:	Indenture trustee meeting the requirements of the Trust Indenture Act to be selected by Official Committee of Unsecured Creditors with approval by Issuer, not to be unreasonably withheld. The Indenture Trustee will have observation rights in connection with the Reorganized Tuesday Morning Board of Directors.

Voluntary Prepayment:	Bonds may be prepaid by Issuer, in whole or in part, in its sole discretion, at any time or from time to time, at a redemption price equal to principal amount being redeemed plus accrued interest thereon to the date of the prepayment. There will be no pre-payment penalty or make whole premium owed for prepayment of the bonds.
Mandatory Prepayment:

Acquisition Transaction: The Indenture will require Reorganized Tuesday Morning to make an offer to prepay the bonds at a price of 100% of principal plus accrued interest to the date of prepayment. Such offer shall commence not later than completion of the Sale Transaction and shall remain open for a period of not less than 30 days. A “Sale Transaction” shall mean (i) a sale of all or substantially all of the assets of Reorganized Tuesday Morning or (ii) any merger, consolidation or similar transaction upon which the outstanding common stock of Reorganized Tuesday Morning shall no longer be registered pursuant to the Securities Exchange Act of 1934, as amended.

Excess Cash Flow: Beginning with fiscal year 2022, if at the end of any fiscal year in which the outstanding balance of the bonds exceeds $20 million, Reorganized Tuesday Morning determines it has “Excess Cash Flow” (to be defined with specificity in the Indenture), Reorganized Tuesday Morning will be required to apply 50% of such Excess Cash Flow in excess of $5 million to redeem a portion of the bonds at a price of 100% of principal amount being redeemed plus accrued interest to the date of redemption. Such redemption shall occur not later than 45 days following the date that Reorganized Tuesday Morning files its Annual Report on Form 10-K with respect to such fiscal year. If Excess Cash Flow for any fiscal year is less than $5 million (and thus is not required to be applied to a mandatory redemption of the Bonds), such amount of less than $5 million shall be added to Cash Flow in the next fiscal year for purposes of determining Excess Cash Flow for such fiscal year.

Reporting Requirements:

Annual audited financial statements not later than 120 days of fiscal year end along with a calculation of Excess Cash Flow for the most recently-completed fiscal year

Quarterly unaudited financial statements not later than 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter)

Notice of default or event of default within 5 business days after responsible officer has actual knowledge of the existence of such default or event of default

Annual compliance certificate delivered to Indenture trustee

Issuer Limitations:	Indenture will contain annual limitations in connection with the following categories of payments by Reorganized Tuesday Morning while Bonds are outstanding: stock buybacks, dividends, distributions and certain other agreed upon non-ordinary cash disbursements. Further, any awards under the Management Incentive Plan will not be distributed during any time period in which Reorganized Tuesday Morning is in default of any payment obligation under the Indenture.

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Events of Default:

Usual and customary for transactions of this type, including without limitation:

▪     Failure to make interest payments when due unless cured within 5 days;

▪     Failure to repay in full upon maturity or pursuant to a mandatory prepayment requirement;

▪     Breach of covenant, subject to cure period set forth in Indenture

▪     Sale or disposition of all or substantially all of the Reorganized Tuesday Morning’s assets, unless (i) the purchaser shall have assumed all of the obligations of Reorganized Tuesday Morning with respect to the bonds, or (ii) the proceeds of the sale are applied to the prepayment in full of the bonds; and

▪     Bankruptcy or insolvency of the Company.

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